Exhibit 99.1
SailPoint Announces Third Quarter 2021 Financial Results
•Total ARR of $323.8 million, up 44% year-over-year
•Third quarter 2021 subscription revenue of $70.8 million, up 39% year-over-year
•Third quarter 2021 total revenue of $110.1 million, up 17% year-over-year

AUSTIN, November 9, 2021 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL) (“SailPoint”), the leader in identity security, today announced financial results for the third quarter ended September 30, 2021.
“SailPoint delivered another excellent quarter, highlighted by 44% total ARR growth and 39% subscription revenue growth. Demand for our SaaS and subscription-based identity security offerings continues to be very strong as global enterprises recognize that SailPoint’s modern identity security solutions are core to their next-generation technology stack,” said Mark McClain, SailPoint CEO and Founder.
“Our transition to a subscription-based model has gone faster than we anticipated and is now largely complete. We believe our best-in-class, cloud-based solutions and the increasingly strategic role identity security now plays has positioned SailPoint well. We look forward to generating high levels of growth for the foreseeable future as we execute against this multi-billion market opportunity.”
Financial Highlights for Third Quarter 2021:
•ARR: Total ARR at September 30, 2021 was $323.8 million, a 44% increase year-over-year.
•Revenue: Total revenue was $110.1 million, a 17% increase over Q3 2020. Subscription revenue was $70.8 million, a 39% increase over Q3 2020, of which SaaS revenue was $29.8 million, a 71% increase over Q3 2020.
•Operating Income (Loss): Loss from operations was $18.7 million compared to income from operations of $1.0 million in Q3 2020. Non-GAAP income from operations was $0.9 million compared to $12.0 million in Q3 2020.
•Net Income (Loss): Net loss was $19.9 million compared to net loss of $0.7 million in Q3 2020. Net loss per diluted share was $0.21 compared to net loss per diluted share of $0.01 in Q3 2020. Non-GAAP net loss was $0.2 million compared to non-GAAP net income of $10.1 million in Q3 2020. Non-GAAP net loss per diluted share was $0.00 compared to non-GAAP net income per diluted share of $0.11 in Q3 2020.
The tables included in this press release present a reconciliation of non-GAAP income from operations to GAAP income (loss) from operations, non-GAAP net income (loss) to GAAP net loss and non-GAAP to GAAP weighted average outstanding shares, each for the three and nine months ended September 30, 2021 and 2020. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures." In addition, see “Operating Metrics” for more information regarding Total ARR.
Financial Outlook:
For the fourth quarter of 2021, SailPoint expects:
•Total ARR in the range of $358.0 million to $360.0 million
•Revenue in the range of $112.0 million to $114.0 million
•Non-GAAP loss from operations in the range of $(11.0) million to $(9.0) million
•Non-GAAP net loss per basic and diluted common share in the range of $(0.08) to $(0.06), based on an estimated non-GAAP income tax rate of 37% and 93.5 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2021, SailPoint expects:
•Total ARR in the range of $358.0 million to $360.0 million
•Revenue in the range of $415.5 million to $417.5 million
•SaaS revenue in the range of $110.5 million to $111.5 million
•Non-GAAP loss from operations in the range of $(8.5) million to $(6.5) million
•Non-GAAP net loss per basic and diluted common share in the range of $(0.07) to $(0.06), based on an estimated non-GAAP income tax rate of 24% and 93.0 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles and acquisition related costs. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.
Conference Call and Webcast:
SailPoint will host a conference call today, November 9, 2021, at 5:00 p.m. Eastern Time to discuss its third quarter 2021 financial results. The dial-in number will be 1-877-407-0792 (toll free) or 1-201-689-8263 (toll/international). Additionally, a live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on Tuesday, November 23, 2021. The replay dial-in number will be 1-844-512-2921 (toll free) or 1-412-317-6671 (toll/international), using the replay pin number: 13723554. An archived webcast of the call will also be available at https://investors.sailpoint.com.
Operating Metrics:
Total annual recurring revenue (“Total ARR”) represents the annualized value of the active portion of SaaS, term-based license, maintenance and support contracts and other subscription services at the end of the reporting period. We calculate Total ARR by dividing the active contract value by the number of days in the active portion of the overall contract term and then multiplying by 365. See Item 2. "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2021 (our “Third Quarter Quarterly Report”) for more information regarding SailPoint’s utilization of the Total ARR metric.
Non-GAAP Financial Measures:
In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain non-GAAP financial measures to clarify and enhance investors’ understanding of SailPoint’s past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint’s management believes the non-GAAP financial measures described below provide useful information to investors regarding the Company’s financial condition and results of operations because they facilitate comparisons of SailPoint’s core operating results from period to period. In addition, SailPoint’s management uses non-GAAP income (loss) from operations for budgeting and planning purposes.

Our non-GAAP financial measures are adjusted for the following factors:

Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, the use of assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.

Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and issuance costs, which relate to SailPoint’s credit agreement (which is undrawn) and the convertible senior notes issued in 2019 (the “Notes”), is a non-cash item, and we believe the exclusion of this component of interest expense provides a more useful comparison of our operational performance from period to period. See our Third Quarter Quarterly Report for information regarding the impact of the early adoption of Accounting Standards Update (“ASU”) 2020-06 effective January 1, 2021.

Acquisition related costs and impairment of intangible assets. We exclude these expenses because they are unrelated to our current operations and are not comparable to the prior period nor indicative of future results. See our Third Quarter Quarterly Report for information for a discussion of our recent acquisitions.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations to using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations. SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) acquisition related costs and (iv) impairment of intangible assets.

Non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted share. SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) on a GAAP basis (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt discount and issuance costs, (iv) acquisition related costs and (v) impairment of intangible assets, and (b) adjusted for the effect of income taxes associated with such non-GAAP adjustments. SailPoint defines non-GAAP net income (loss) per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares.

SailPoint’s presentation of non-GAAP net income (loss) includes the effect of income taxes associated with the non-GAAP adjustments, which is calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments. Due to the adjustments, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:
This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, business outlook, prospects, plans and objectives of management, growth rate and our expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “look forward” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: the effect of the COVID-19 global pandemic and its aftermath, as well as governmental, business and other actions in response, on the global economy and on our business; our ability to achieve and sustain profitability; our ability to sustain historical growth rates; our ability to attract and retain customers and to deepen our relationships with existing customers; an increased focus in our business from selling licenses to selling subscriptions; breaches in our security, cyber-attacks or other cyber-risks; interruptions with the delivery of our SaaS solutions or third-party cloud-based systems that we use in our operations; our ability to compete successfully against current and future competitors; the length and unpredictable nature of our sales cycle; delayed effects on our operating results from ratably recognizing some of our revenue; fluctuations in our quarterly results; our ability to maintain successful relationships with our channel partners; the increasing complexity of our operations; real or perceived errors, failures or disruptions in our platform or solutions; our ability to adapt and respond to rapidly changing technology, industry standards, regulations or customer needs, requirements or preferences; our ability to achieve and maintain an effective system of disclosure controls and internal control over financial reporting; our ability to comply with our privacy policy or related legal or regulatory requirements; our ability to accurately forecast our estimated annual effective tax rate for financial accounting purposes; our ability to successfully identify, acquire and integrate companies and assets; our ability to maintain high-quality customer satisfaction; and our ability to maintain and enhance our brand or reputation as an industry leader. More information on these risks and other potential factors that could affect our financial results is included in our filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint
SailPoint is the leader in identity security for the modern enterprise. Harnessing the power of AI and machine learning, SailPoint automates the management and control of access, delivering only the required access to the right identities and technology resources at the right time. Our sophisticated identity platform seamlessly integrates with existing systems and workflows, providing the singular view into all identities and their access. We meet customers where they are with an intelligent identity solution that matches the scale, velocity and environmental needs of the modern enterprise. SailPoint empowers the most complex enterprises worldwide to build a security foundation grounded in identity security.

Investor Relations
Brian Denyeau
ICR for SailPoint
investor@sailpoint.com
512-664-8916

Media Relations
SailPoint Technologies Holdings, Inc.
Natalie Reina
Natalie.reina@sailpoint.com
956-878-9176

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue
Licenses	$26,087	$30,864	$69,772	$86,748
Subscription (1)	70,796	51,004	194,393	140,807
Services and other	13,227	12,145	39,193	34,358
Total revenue	110,110	94,013	303,358	261,913
Cost of revenue
Licenses (2)	1,994	1,083	4,596	3,269
Subscription (2)(3)	15,711	9,794	40,731	26,927
Services and other (3)	13,408	9,922	37,726	27,597
Total cost of revenue	31,113	20,799	83,053	57,793
Gross profit	78,997	73,214	220,305	204,120
Operating expenses
Research and development (2)(3)	26,879	19,314	69,478	52,775
General and administrative (3)	12,192	8,846	33,920	27,731
Sales and marketing (2)(3)	58,624	44,092	168,194	119,886
Total operating expenses	97,695	72,252	271,592	200,392
Income (loss) from operations	(18,698)	962	(51,287)	3,728
Other expense, net:
Interest income	223	349	635	1,790
Interest expense	(630)	(4,639)	(2,051)	(13,757)
Other income (expense), net	(122)	214	(342)	(222)
Total other expense, net	(529)	(4,076)	(1,758)	(12,189)
Loss before income taxes	(19,227)	(3,114)	(53,045)	(8,461)
Income tax (expense) benefit	(669)	2,438	1,116	2,410
Net loss	$(19,896)	$(676)	$(51,929)	$(6,051)
Net loss per share
Basic	$(0.21)	$(0.01)	$(0.56)	$(0.07)
Diluted	$(0.21)	$(0.01)	$(0.56)	$(0.07)
Weighted average shares outstanding
Basic	93,032	90,764	92,398	90,320
Diluted	93,032	90,764	92,398	90,320

(1) Subscription revenue is further disaggregated as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Subscription revenue
SaaS	$29,842	$17,407	$77,100	$46,780
Maintenance and support	39,361	32,511	112,139	91,735
Other subscription services	1,593	1,086	5,154	2,292
Total subscription revenue	$70,796	$51,004	$194,393	$140,807

(2) Includes amortization of acquired intangibles as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Cost of revenue - licenses	$829	$1,007	$2,845	$3,023
Cost of revenue - subscription	1,562	921	3,976	2,742
Research and development	169	162	506	543
Sales and marketing	1,628	1,069	4,474	3,206
Total amortization expense	$4,188	$3,159	$11,801	$9,514

(3) Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Cost of revenue - subscription	$1,075	$488	$2,714	$1,309
Cost of revenue - services and other	1,051	554	2,886	1,430
Research and development	3,661	1,718	9,425	4,786
General and administrative	2,939	1,963	7,821	5,004
Sales and marketing	5,958	3,188	16,153	9,148
Total stock-based compensation expense	$14,684	$7,911	$38,999	$21,677

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	As of
	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$421,847	$510,289
Restricted cash	6,707	6,355
Accounts receivable, net of allowances of $411 and $376	117,828	112,255
Deferred contract acquisition costs, current	20,696	15,592
Prepayments and other current assets	41,843	26,027
Income taxes receivable	2,876	—
Total current assets	611,797	670,518
Property and equipment, net	17,655	19,443
Right-of-use assets, net	24,541	27,048
Deferred contract acquisition costs, non-current	51,375	38,510
Other non-current assets, net of allowances of $47 and $50	10,253	15,016
Goodwill	289,437	241,103
Intangible assets, net	77,656	63,962
Total assets	$1,082,714	$1,075,600
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	1,376	4,753
Accrued expenses and other liabilities	66,904	59,460
Income taxes payable	—	978
Convertible senior notes, net	384,744	326,672
Deferred revenue	182,440	165,995
Total current liabilities	635,464	557,858
Deferred tax liability - non-current	22	1,329
Long-term operating lease liabilities	29,765	33,080
Deferred revenue - non-current	23,305	18,723
Total liabilities	688,556	610,990
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	462,723	484,012
Accumulated deficit	(68,574)	(19,411)
Total stockholders' equity	394,158	464,610
Total liabilities and stockholders’ equity	$1,082,714	$1,075,600

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Operating activities
Net loss	$(51,929)	$(6,051)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	17,307	13,758
Amortization of debt discount and issuance costs	1,569	13,260
Amortization of contract acquisition costs	14,074	10,127
(Gain) loss on disposal of fixed assets	37	(12)
Provision for credit losses	384	435
Stock-based compensation expense	37,349	21,179
Operating leases, net	(514)	(297)
Deferred taxes	—	(113)
Net changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(4,956)	4,421
Deferred contract acquisition costs	(32,043)	(20,116)
Prepayments and other current assets	(15,781)	(5,820)
Other non-current assets	6,121	(7,633)
Accounts payable	(3,377)	1,033
Accrued expenses and other liabilities	5,286	8,122
Income taxes	(3,733)	(4,944)
Deferred revenue	19,291	7,057
Net cash provided by (used in) operating activities	(10,915)	34,406
Investing activities
Purchase of property and equipment	(2,923)	(2,434)
Proceeds from sale of property and equipment	29	18
Purchase of intangibles	(40)	—
Business acquisitions, net of cash acquired	(70,960)	—
Net cash used in investing activities	(73,894)	(2,416)
Financing activities
Payments for partial conversion of convertible senior notes	(10,160)	—
Taxes associated with net issuances of shares upon vesting of restricted stock units	(4,336)	(431)
Proceeds from employee stock purchase plan contributions	5,234	3,466
Exercise of stock options	5,981	4,909
Net cash provided by (used in) financing activities	(3,281)	7,944
Net increase (decrease) in cash, cash equivalents and restricted cash	(88,090)	39,934
Cash, cash equivalents and restricted cash, beginning of period	516,644	450,120
Cash, cash equivalents and restricted cash, end of period	$428,554	$490,054

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Income (loss) from operations on a GAAP basis	$(18,698)	$962	$(51,287)	$3,728
Add back:
Stock-based compensation expense (1)	14,684	7,911	38,999	21,677
Amortization of acquired intangibles	4,188	3,159	11,801	9,514
Acquisition related costs (2)	—	—	2,151	—
Impairment of intangible assets	744	—	744	—
Non-GAAP income from operations	$918	$12,032	$2,408	$34,919

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Acquisition related costs are primarily transaction costs, which include legal, accounting and consulting professional service fees.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net loss on a GAAP basis	$(19,896)	$(676)	$(51,929)	$(6,051)
Add back:
Stock-based compensation expense (1)	14,684	7,911	38,999	21,677
Amortization of acquired intangibles	4,188	3,159	11,801	9,514
Amortization of debt discount and issuance costs (2)	469	4,472	1,569	13,260
Acquisition related costs (3)	—	—	2,151	—
Impairment of intangible assets	744	—	744	—
Effect of income taxes associated with the above adjustments (4)	(429)	(4,748)	(3,024)	(10,435)
Non-GAAP net income (loss)	$(240)	$10,118	$311	$27,965
Non-GAAP net income (loss) per share
Basic	$0.00	$0.11	$0.00	$0.31
Diluted	$0.00	$0.11	$0.00	$0.30
Non-GAAP weighted average outstanding shares
Basic	93,032	90,764	92,398	90,320
Diluted	93,032	95,854	95,186	92,148

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Amortization of debt discount and issuance costs includes $4.1 million and $12.1 million of amortization of debt discount related to the Notes for the three and nine months ended September 30, 2020, respectively. See our Third Quarter Quarterly Report for information regarding the impact of the early adoption of ASU 2020-06 effective January 1, 2021.
(3) Acquisition related costs are primarily transaction costs, which include legal, accounting and consulting professional service fees.
(4) The GAAP effective tax rates were 2.1% and 28.5% for the nine months ended September 30, 2021 and 2020, respectively, compared to non-GAAP effective tax rates of 86.0% and 22.3% for the nine months ended September 30, 2021 and 2020, respectively.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE OUTSTANDING SHARES
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Weighted average outstanding shares used to compute net loss per share, basic and diluted, on a GAAP basis
Basic	93,032	90,764	92,398	90,320
Diluted	93,032	90,764	92,398	90,320
Non-GAAP weighted average outstanding shares
Basic	93,032	90,764	92,398	90,320
Effect of potentially dilutive securities	—	5,090	2,788	1,828
Diluted	93,032	95,854	95,186	92,148